Exhibit 1(c)


                                Terms Agreement
              (Attaching Underwriting Agreement Basic Provisions)


                                  Dated as of


                             ______________, 199__


                                    between


                          THOMAS & BETTS CORPORATION


                                      and


                                [Underwriters]


                                 COMMON STOCK
                                $.10 per share
                     with Preferred Stock Purchase Rights



                          THOMAS & BETTS CORPORATION

                    Common Stock, par value $0.10 per share
                     with Preferred Stock Purchase Rights

                                Terms Agreement


                                          ________ __, 199_


Thomas & Betts Corporation
8155 T&B Boulevard
Memphis, Tennessee 38125

Ladies and Gentlemen:

               We understand that Thomas & Betts Corporation (the "Company") proposes to issue and sell $_____________ of shares of its Common Stock, par value $.10 per share (the "Offered Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective number of shares of Offered Common Stock, with Preferred Stock Purchase Rights attached, set forth below opposite their respective names at the purchase price set forth below.

                                               Underwriting       Proceeds
                            Number of          Discounts and      to the
   Underwriters         Shares Purchased        Commissions       Company
-------------------    -------------------    ---------------    ----------
________________...       $_____________                 %         $_____
________________...       $_____________                 %         $_____
      Total........       $_____________        $_________         $_____


               The Offered Common Stock shall have the following terms:

Title of Offered Common Stock:

Public offering price:

Purchase price:

Current ratings:  Moody's Investors Service, Inc. [    ];
                  Standard & Poor's Corporation [   ]

Closing date, time and
  location:    ____________, ______, 10:00 A.M., New York City time
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY  10017

Location for checking
   Offered Common Stock:  New York, New York

Wire Transfer of Funds in Settlement:

Listing requirement:          [None]

Redemption provisions:

Liquidation Preference:

Sinking fund requirements:

Number of Option Shares, if any, that may be purchased by the Underwriters:

Other terms and conditions:


               All provisions contained in the document attached as Annex A hereto entitled "Thomas & Betts Corporation -- Common Stock -- Underwriting Agreement Basic Provisions" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of the Basic Provisions, references to the "Representative" shall be deemed to refer ______________________. Terms defined in the Basic Provisions are used herein as therein defined.

               Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    [UNDERWRITERS]


                                    By: ____________________________
                                        Name:
                                        Title:

                                    Acting on behalf of themselves and the
                                    other named Underwriters

Accepted:

THOMAS & BETTS CORPORATION


By: _____________________________
    Name:
    Title:


                                                               August __, 1998
                                                                       Annex A


                          THOMAS & BETTS CORPORATION
                           (a Tennessee Corporation)

                    Common Stock, par value $.10 per share,
                     with Preferred Stock Purchase Rights

                    UNDERWRITING AGREEMENT BASIC PROVISIONS

               Thomas & Betts Corporation (the "Company"), proposes to issue and sell $600 million of shares of its Common Stock, par value $.10 per share (the "Common Stock"), with Preferredd Stock Purchase Rights (as defined) attached, from time to time on terms to be determined at the time of sale (the "Offered Common Stock").

               The terms and conditions of the Preferred Stock Purchase Rights (the "Rights") are set forth in a Rights Agreement dated as of December 3, 1997 between the Corporation and First Chicago Trust Company of New York, as Rights Agent ("Rights Agreement").

               This is to confirm the arrangements with respect to the purchase of Offered Common Stock from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representative and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement." Terms defined in the Terms Agreement are used herein as therein defined.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-________) for the registration of certain common stock and other securities, including the Offered Common Stock, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as amended, has been declared effective by the Commission.

               The Company has, pursuant to Rule 424 under the 1933 Act, filed with, or transmitted for filing to, or shall within the required period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Common Stock, together with a revised and restated prospectus relating to common stock covered by the above-referenced registration statement.

               The term "Registration Statement" refers to such registration statement in the form in which it became effective, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the above-referenced revised and restated prospectus relating to Common Stock. The term "Prospectus" means the Basic Prospectus supplemented by the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Offered Common Stock together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that have been filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

               If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the 1933 Act, then any reference herein to the term "Registration Statement" shall include such Rule 462(b) registration statement.

           Section 1.  Representations and Warranties of the Company.

           (a) The Company represents and warrants to the Representative and to each Underwriter named in a Terms Agreement, as of the date thereof (the "Representation Date"), as follows:

                 (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (except as otherwise stated in the Registration Statement), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (iii) Registration Statement and Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective and as of the applicable Representation Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitute Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act.

               No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (vi) Financial Statements. The financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly the financial position of the Company as of the dates thereof and the results of operations, changes in common stockholders' investment and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable.

               (vii) Material Changes or Material Transactions. Except as stated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company, and there has not been any material adverse change in the capital stock or short-term debt, or any material increase in long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one entity.

              (viii) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound.

               The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and executed by the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, which conflict, breach or default would have, individually or in the aggregate with any other such instances, a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one entity, nor will such action result in any material violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree currently in effect or in effect at the time of execution and delivery of this Agreement and applicable to the Company or any of its subsidiaries.

               No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

                (ix) Legal Proceedings; Contracts. Except for matters described in the Prospectus (as to which the Company can express no opinion at this time concerning the Company's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of the Company), there is no pending, or to the best knowledge of any financial officer of the Company, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one entity.

                 (x) Compliance with Laws. The Company's business and operations comply in all material respects with all laws and regulations applicable thereto and there are no known, proposed or threatened changes in any laws or regulations which would have a material adverse effect on the Company or the manner in which it conducts its business. The Company possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries considered as one entity.

                (xi) Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (xii) Validity of the Offered Common Stock and the Rights. The Offered Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights. The Rights have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Rights Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Rights will not be subject to any preemptive or similar rights.

              (xiii) Registration Rights. Except for matters described in the Prospectus, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any equity securities of the Company or to require the Company to include such securities with the Common Stock registered pursuant to the Registration Statement.

           (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Representative and the counsel for the Underwriters in connection with an offering of the Offered Common Stock shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto.

           Section 2.  Purchase and Sale.

           (a) The obligations of the Underwriters to purchase, and the Company to sell, the Offered Common Stock shall be evidenced by the Terms Agreement. The Terms Agreement specifies the total number of shares of the Offered Common Stock, the names of the Underwriters participating in the offering and the number of shares each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Offered Common Stock, the public offering price and any terms of the Offered Common Stock not already specified (including, but not limited to, designations, current ratings, listing requirements, redemption provisions, liquidation preference and sinking fund requirements).

           The several commitments of the underwriters to purchase Offered Common Stock pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

           (b) Subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement relating thereto, an option to the Underwriters, severally and not jointly, to purchase additional shares of Common Stock to cover over-allotments, if any (the "Option Shares"). If the Terms Agreement so provides, the Underwriters may purchase up to the amount of Option Shares set forth therein at the same price per share as is applicable to the Offered Common Stock. As used herein, the term "Offered Common Stock" shall include Option Shares. Such option, if granted, will expire 30 days after the date of this Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering of the Offered Common Stock upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.

           Any such time and date of delivery shall be determined by the Representative, but shall not be later than four business days and not be earlier that two business days after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Representative and the Company.

           If the option is exercised as to all or any portion of the Option Shares, each Underwriter, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of shares of Offered Common Stock each such Underwriter has agreed to purchase as set forth in the Terms Agreement bears to the total number of shares of Offered Common Stock, subject to such adjustments as the Representative shall make to eliminate any sales or purchases of fractional shares of Common Stock.

           (c) Payment of the purchase price for any Offered Common Stock to be purchased by the Underwriters shall be made to the Company at either the Company's offices in Memphis, Tennessee or the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or at such other date, time or location specified in the Terms Agreement, or as otherwise shall be agreed upon by the Representative and the Company (such time and date being referred to as a "Closing Time").

           Certificates for the Offered Common Stock shall be in definitive form and registered in such names and in such denominations as the Representative shall request in writing at least two business days prior to the Closing Time. Delivery of the Offered Common Stock shall be made to the Underwriters as specified in the Terms Agreement against payment by such Underwriters of the purchase price thereof to the Company (or such other person as the Company may direct) by wire transfer of immediately available funds. Such Offered Common Stock will be made available for examination and packaging by you in New York, New York, on or before the first business day prior to the Closing Time or at such other time and place specified in the Terms Agreement.

           (d) The Company hereby agrees that, without the prior consent of the Underwriters, it will not, during the period ending [30 days] after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) above or this (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

           The foregoing sentence shall not apply to (A) the Offered Common Stock to be sold hereunder, or (B) the issuance by the Company of shares of Common Stock, (i) upon the exercise of an employee stock option outstanding on the date hereof under any of the Company's stock incentive plans, (ii) in connection with any of the Company's employee benefit plans or (iii) in connection with the Company's on-going acquisition program.

           Section 3.  Covenants of the Company.

           The Company covenants with the Representative and with each other Underwriter as follows:

           (a) Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement in connection with the offering of the Offered Common Stock. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations.

           (b) Notice of Certain Events. The Company will notify the Representative promptly (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement relating in any way to the offer and sale of the Offered Common Stock, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

           (c) Notice of Certain Proposed Filings. The Company will give Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

           (d) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Representative as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request. The Company will furnish to the Representative as many copies of the Prospectus (as amended or supplemented) as the Representative shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Offered Common Stock.

           (e) Revisions of Prospectus -- Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Common Stock any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

           (f) Earnings Statements. The Company will make generally available to its security holders as soon as practicable after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Common Stock.

           (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Common Stock for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Offered Common Stock; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the shares of Offered
Common Stock have been qualified as provided above.

           (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

           Section 4.  Payment of Expenses.

           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                 (i) the preparation and filing of the Registration Statement and all amendments thereto, the Preliminary Prospectus, if any, and the Prospectus and any amendments or supplements thereto;

                (ii)  the filing of this Agreement;

               (iii) the preparation, issuance, printing and delivery of the Offered Common Stock;

                (iv) the reasonable fees and disbursements of the Company's accountants and counsel, and of the transfer agent;

                 (v) the qualification of the Offered Common Stock under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey; and

                (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

               (vii) costs and expenses related to the issuance and delivery of the Offered Common Stock to the Underwriters; and

              (viii) fees and expenses incident to listing of the Offered Common Stock on the New York Stock Exchange.

               If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or clause (i) of Section 9 hereof, the Company shall reimburse upon demand the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Offered Common Stock.

           Section 5.  Conditions of Underwriters' Obligation.

           The several obligations of the Underwriters to purchase the Offered Common Stock pursuant to the Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained therein, or in the Terms Agreement, on its part to be performed and observed and to the following additional conditions precedent:

           (a) Stop Order; Ratings Change; etc. At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) under the 1933 Act Regulations, to any debt securities of the Company shall not have been lowered since the execution of this Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to the attention of the Representatives any facts that would cause the Representative to believe that the Prospectus, including the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Offered Common Stock, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

           (b) Legal Opinions. At the Closing Time, the Representative shall have received the following documents:

                 (1) Opinion of Company Counsel. The opinion of the Vice President-General Counsel and Secretary of the Company or the Assistant Secretary and Corporate Counsel, dated as of such date, in form and substance reasonably satisfactory to the Representative, to the effect as set forth in Exhibit A.

                 (2) Opinion of Counsel to the Underwriters. The opinion of __________________________________, counsel to the Underwriters, with respect to such matters as the Representative may reasonably request.

           (c) Officer Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise) of the Company, or in the earnings or business affairs of the Company; and the Representative shall have received a certificate of any Vice President of the Company, dated as of the Closing
Time, to the effect (i) that there has been no such material adverse change,
(ii) that the other representations and warranties of the Company contained in
Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) that the Company has made or caused to be made any required filing of the Prospectus pursuant to Rule
424(b) in the manner and within the time period required by Rule 424(b), and
(iv) that the Company has complied with all material agreements and satisfied all material conditions on its part to be performed or satisfied at or prior to the date of such certificate. The officer signing and delivering this certificate may rely upon the best of his or her knowledge as to proceedings threatened.

           (d) Comfort Letter. At the time of the execution of the Terms Agreement and at the Closing Time, the Representative shall have received a letter from KPMG Peat Marwick LLP or their successors as the Company's independent accountants (the "Independent Accountants"), dated as of the date of the Terms Agreement and of the Closing Time, as the case may be, in form and substance satisfactory the Representative to the effect that:

                 (i) they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations;

                (ii) in their opinion the Company's financial statements and schedules included or incorporated by reference in the Registration Statement and Prospectus and covered by their reports included or incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be;

               (iii) they have conducted reviews of the unaudited interim consolidated financial information of the Company included in the Company's Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus in compliance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants;

                (iv) on the basis of a reading of the financial statements and schedules of the Company included or incorporated in the Prospectus and the Registration Statement, and the latest available unaudited interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                       (A) the unaudited financial statements of the Company included or incorporated in the Prospectus and the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations thereunder, as the case may be, or that such unaudited financial statements are not presented fairly in conformity with generally accepted accounting principles;

                       (B) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the common or preferred stock or long-term debt of the Company or, as of such date, there has been any decrease in assets or common stockholders' investment, in each case as compared with amounts shown in the most recent consolidated balance sheet of the Company included or incorporated in the Registration Statement and the Prospectus, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                       (C) for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date, there was any decrease in operating revenues, operating income, income before taxes or net income of the Company in each case as compared with the comparable period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (v) in addition to their audit referred to in their reports included or incorporated by reference in the Registration Statement and the Prospectus and the reviews, inquiries and procedures referred to in clauses
(iii) and (iv) above, such letter shall state that KPMG Peat Marwick LLP has performed other specified procedures, with respect to certain numerical data and information included or incorporated in the Registration Statement and the Prospectus, as are requested by the Representative and specified in such letter and have found such data and information to be in agreement with the accounting records of or analyses prepared by the Company.

           (e) Other Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Offered Common Stock as herein contemplated shall be satisfactory in form and substance to the Representative.

           (f) "Lock-up". The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between the Underwriters and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

           Section 6.  Indemnification.

           (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act filed as exhibits to the Registration Statement; and provided, further, that the foregoing indemnity agreement, with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Common Stock, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

           (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

           (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

           Section 7.  Contribution.

           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Common Stock shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

           Section 8. Representations, Warranties and Agreements to Survive Delivery.

           All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Offered Common Stock.

           Section 9.  Termination of Agreement.

           The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time if: (i) there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in your judgment of the Representative, impracticable to market the Offered Common Stock or enforce contracts for the sale of the Offered Common Stock, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities.

           In the event of any termination of this Agreement, the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

           Section 10.  Default by One Underwriter.

           If any Underwriter shall fail at the Closing Time to purchase the Offered Common Stock which it is obligated to purchase hereunder (the "Defaulted Securities"), and the aggregate amount of Defaulted Securities is not more than one-tenth of the aggregate amount of the Offered Common Stock to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of the Offered Common Stock set forth opposite their respective names in Schedule I hereto bears to the aggregate amount of Offered Common Stock set forth opposite the names of all such non-defaulting underwriters to purchase the Defaulted Securities; provided that in no event shall the amount of Defaulted Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-ninth of such amount of Offered Common Stock without the written consent of such Underwriter. If the aggregate amount of Defaulted Securities is more than one-tenth of the aggregate amount of the Offered Common Stock to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

           No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

           In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

           Section 11.  Notices.

           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by an express courier service or transmitted by any facsimile communication. Notices to the Underwriters shall be directed to the Representative at the address specified in the Terms Agreement, with copies thereof directed to [Designated Underwriters' counsel]. Notices to the Company shall be directed to it at 8155 T&B Boulevard, Memphis, Tennessee 38125, Attention: Vice President-Finance and Treasurer, with copies thereof directed to the Legal Department of the Company at 8155 T&B Boulevard, Memphis, Tennessee 38125, Attention:
Vice-President-General Counsel and Secretary.

           Section 12.  Parties.

           This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Common Stock from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

           Section 13.  Governing Law.

           This Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company against an Underwriter in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.


                                                                     Exhibit A


                      Form of Opinion of Company Counsel
                      ----------------------------------

                                                          ____________, ______
[UNDERWRITERS]

Re:         Thomas & Betts Corporation
            Common Stock (the "Offered Common Stock")
            -----------------------------------------

Ladies and Gentlemen:

               This opinion is directed to the Underwriters pursuant to
Section 5(b)(1) of the Underwriting Agreement Basic Provisions and the Terms Agreement (of which the Underwriting Agreement Basic Provisions is Annex A thereto) dated ________________, 199__ (collectively, the "Underwriting Agreement"), among the Company and you, with respect to the offer and sale of the Offered Common Stock with the Preferred Stock Purchase Rights attached. All terms defined or used in the Underwriting Agreement have the same meaning when used herein, unless otherwise noted.

               I am Vice President-General Counsel and Secretary of the Company and have acted as such in connection with the Offered Common Stock and the Underwriting Agreement. I or attorneys under my supervision have made such examination and investigation as we have deemed necessary in order to give the following opinion.

               Based on the foregoing, it is my opinion that:

           (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except for such instances which in the aggregate will not have a material adverse effect on the Company;

          (ii) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of my knowledge, is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

         (iii) Except for matters described in the Prospectus (as to which I can express no opinion at this time concerning the Company's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of the Company), there is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company;

          (iv) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

           (v) The Offered Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights. The Preferred Stock Purchase Rights have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Rights Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Rights will not be subject to any preemptive or similar rights.

          (vi) The Company possesses all permits, approvals, franchises and other rights which are requisite for the conduct of its business as described in the Prospectus or for the actions contemplated by the Underwriting Agreement and the offering contemplated by the Prospectus;

         (vii) I have reviewed or caused to be reviewed by attorneys under my supervision the Registration Statement, the Prospectus and each amendment and supplement thereto (including the documents incorporated by reference) and have no reason to believe that, as of their respective effective or issue dates, as of the date of the Terms Agreement or as of the Closing Time, either the Registration Statement or the Prospectus or any such amendment or supplement (or any such documents incorporated by reference) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (viii) I do not know of any statute or regulation or legal or governmental proceeding required to be described in the Prospectus which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which is not described and filed as required; and the descriptions in the Registration Statement and the Prospectus of the contracts and other documents therein described are accurate and fairly present the information required to be shown;

          (ix) The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions herein and therein contemplated and compliance with the terms of the Underwriting Agreement do not and will not conflict with or result in a breach of any of the terms of the Charter or By-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument material to the Company to which the Company is a party or by which it or any or its properties are bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of its properties;

           (x) No authorization, approval, consent or license of any regulatory body or authority (other than under the 1933 Act and the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Offered Common Stock as herein contemplated or the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated herein or therein, or, if so required, all such authorizations, approvals, consents and licenses, specifying the sale, have been obtained and are in full force and effect;

          (xi) The Registration Statement has become effective under the 1933 Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements and schedules included therein, as to which I express no opinion), comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and, as to documents incorporated therein, to the requirements of the 1934 Act and the 1934 Act Regulations in effect at the time such documents were filed with the Commission; and

         (xii) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained in Sections 6 and 7 of the Underwriting Agreement.

               In rendering the foregoing opinion, we have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature (other than a signature purporting to have been made on behalf of the Company) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so, (ii) certain factual matters contained in certificates of public officials are accurate, true and correct, and (iii) photostat copies of such documents, records and certificates conform to the originals.

               This opinion is intended solely for the benefit of the Underwriters and is not to be relied on by, and no copies of it are to be delivered to, any other person without my prior written consent, except that Underwriters' counsel may rely upon this opinion as to all matters of Tennessee law in rendering its opinion of even date herewith. I am not assuming any professional responsibility to any other person by rendering this opinion. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.

                                    Very truly yours,


                                                                     Exhibit B


                           [Form of Lock-up Letter]

                                                          _____________, 199__

[UNDERWRITERS]
[ADDRESS]

Ladies and Gentlemen:

               The undersigned understands that the Underwriters propose to enter into an underwriting agreement (the "Underwriting Agreement") with Thomas & Betts Corporation, a Tennessee corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, (the "Underwriters"), of ______ shares (the "Shares") of the Common Stock par value $.10 per share of the Company (the "Common Stock") with Preferred Stock Purchase Rights attached.

               To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) above or in this (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

               The foregoing sentence shall not apply to: (i) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (ii) gifts,
(iii) stock grants in connection with the Company's benefit plans, (iv) the exercise of a stock option under any of the Company's stock incentive plans and (v) the sale of any shares in connection with the Company's acquisition program. In addition, the undersigned agrees that, without the prior consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

               Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                        Very truly yours,


                                        ______________________________
                                        (Name)

                                        ______________________________
                                        (Address)